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Exhibit 10.10

                                Promissory Note
                                ---------------

Amount
750,000USD


FOR VALUE RECEIVED, the Debtor The Children's Beverage Group, INC., A Delaware Corporation ("Debtor") promises to pay Ability Group, Inc. (Lender") and or assigns, or order the maximum principal some of Seven Hundred Fifty Thousand and 00/100 United States Dollars ($750,000 USD) with interest on the unpaid balance from the date of this Note, until paid at the rate of twelve percent (12%) per annum. The principal and interest shall be payable at 505 University Avenue, Suite 1401, Toronto M5G 1X3 or such other place as the holder hereof may designate in writing. Said principal amount and all accrued interest shall be due and payable in full March 12, 2001. Interest shall be payable monthly with the first installment being due and payable thirty (30) days from the date of this Note.

Debtor shall post to Lender's escrow account 5,000,000 restricted shares of The Children's Beverage Group stock as collateral for the above-referenced indebtedness upon the execution hereof and upon repayment of the Note the stock shall be returned to Debtor.

If any installment under this Note is not received by the holder hereof within ten (10) calendar days after it is due, the Debtor shall pay to the holder hereof a late charge of ten percent (10%) of such installment, such late charge to be immediately due and payable without demand by the holder hereof.

On the happening to or by the Debtor of any of the following events, this Note and all other obligations, direct or contingent, of the Debtor or endorser hereof to Lender shall become due and payable immediately, without demand or notice: making of any misrepresentation to the Lender for the purpose of obtaining credit or an extension of credit; any assignment for the benefit of creditors; voluntary or involuntary application for, or appointment of, a receiver or filing a voluntary or involuntary petition under any of the provisions of the federal bankruptcy laws.

From time to time, without affecting the obligation of the Debtor or the successors or assigns of the Debtor to pay the outstanding principal balance of this Note and observe the covenants of the Debtor contained herein, without affecting the guaranty of any person corporation, partnership, or other entity for payment of the outstanding principal balance of this note, without giving notice or obtaining consent of the Debtor, the successors or assigns of the Debtor or guarantors, and without liability on the part of the Lender, the Lender may, at the Lender's option, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payment thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension of subordination agreement, release any security given here for, take or release other or additional security, and agree in writing with the Debtor to modify the rate of interest or change the amount of annual installments payable hereunder.

Presentment, Notice of Dishonor, and protest are hereby waived by all makers, sureties, guarantors, and endorsers hereof. This Note shall be the joint and several obligations of all makers, sureties, guarantors, and endorsers and shall be binding upon them and their successors and assigns.

Privilege is reserved to pay this note in full at any time by paying principal and aggregate interest accrued to the full term of this Note, without prepayment penalty. No partial prepayment may be made hereunder.

In the event of material breach of any provision, condition, covenant or warranty herein by Debtor, Lender shall have the right to pursue injunctive relief against Debtor in the spirit of remedying such a breach.
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Debtor herby waives any and all right to the posting of any inherent bond by the
Lender for pursuing said injunctive relief.

The parties hereto shall do and perform or cause to be performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, or documents as any other party may reasonably request from time to time to carry out the intent and purposes of this Note.

This Note or any rights or obligations hereunder are assignable. This note creates rights and duties between the parties hereto, in the event of an Assignment; such Assign(s) must reaffirm such rights and duties under this Note. Assignment by Debtor may only be completed by agreement of the Lender. Lender reserves the sole right to Assign with due notice to Debtor.

All notices shall be in writing.  Until further notice:

     Lender's address for notices is:

     Ability Group, Inc
     Attn: Mr. Alan Franklin
     505 University Avenue, Suite 1401
     Toronto M5G 1X3
     1-416-977-7030

     Debtor's address for notices is:

     The Children's Beverage Group
     Attn: Mr. Jon Darmstadter
     237 Melvin Drive
     Northbrook, IL 60062
     1-847-562-4040

     Except as otherwise specifically provided, any notices to be given hereunder shall be deemed given upon personal delivery or mailing thereof, if mailed by U.S. Postal Service Certified Mail, Return Receipt Requested, to the aforementioned addresses (or to such other address or addresses as shall be specified in any notice given).

The provisions described herein are the entire agreement between the parties and supersede all previous communications, representations, and agreements whether verbal or written between the parties regarding the subject matter hereof.

Each covenant and condition of this Note shall incur to the benefit of and be binding upon the parties hereto and their respective heirs, successors, and assigns.

Whenever the masculine, feminine or neuter genders are used herein, as required by the specific context or circumstance, they shall include each of the other genders as appropriate. Whenever the singular or plural numbers are used, they shall be deemed to be the other as required. Wherever the past or present tense is utilized in this Note and the context or circumstances require another interpretation, the present shall include the past and the future, the future shall include the present, and the past shall include the present.

This Note may only be changed or modified and any provisions hereof may only be waived in or by writing signed by the party against whom enforcement of any waiver, change or modification is sought. This Agreement may only be amended in writing by mutual consent of the parties unless otherwise provided for the contrary within this Note.

This Note shall be construed as a whole and in accordance with its fair meaning. This Note and all the schedules and exhibits incorporated herein by reference shall be interpreted in accordance with the laws of
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the State of Maryland and will be deemed to have been executed in the County of
Montgomery, State of Maryland.

If any portion of this Note is unenforceable all other provisions shall be binding and valid.

The Maker hereof authorizes and empowers any Justice of the Peace or Clerk of any Court of record within the State of Maryland, having subject matter jurisdiction, or any Attorney at Law admitted to practice in the State of Maryland to enter judgment by confession, upon the occurrence of any default hereunder of Debtor, against the Debtor and in favor of the Lender hereof for the principal balance all fees and all accrued interest due hereunder plus costs and 15% attorney's fees of the amount due and owing, expressly waiving summons or other process, and does further consent to the immediate execution of said Judgment, expressly waiving benefit of all execution laws and expressly waiving notice of default or protest.

If any party shall at any time waive any rights hereunder resulting from any breach by any party of any of the provisions of this Note, such waiver is not to be construed as a continuing waiver of their breaches of the same or other provisions of this Note. Resort of any remedies referred to herein shall not be construed as a waiver of any other rights and remedies for which any party is entitled under this Note or otherwise.

This Note may be executed in any number of counterparts, each of which is considered to be an original, but all of which together are one and the same document. Any changes handwritten or otherwise, must be signed by all signatories or successor(s) or assign(s) thereto.

The above sum referenced hereinabove is subject solely conditional upon the expected and anticipated transfer of from funds from lender's credit facility in the sum exceeding Five Million United States Dollars ($5,000,000 USD), which said indebtedness contemplated hereunder shall originate. In the event that said credit facility not be made available to Lender referenced hereinabove, this Note and the indebtedness hereunder and the related Pledge Agreement shall become null and void.

It is also understood that the maximum allowable amount under this Note must never exceed twenty-five percent (25%) of the pledged stock value. In the event that the stock price is below that of the 25% value agreed to, upon notice, The Children's Beverage Group must immediately deposit the difference.